Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on our report dated May 8, 2020, relating to the consolidated financial statements and schedules of Naked Brand Group Limited, appearing in the Company’s Form 20-F, for the year ended January 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BDO Audit Pty Ltd

Tim Aman
Director

Sydney, Australia

October 15, 2020

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.